Exhibit 99.1

Virtuix Reports First Quarter Fiscal Year 2027 Results as Omni One Orders Increase 150% Following Meta Launch

Orders Increased 72% Year-over-Year and Approximately 150% Since the Launch of Omni One for Quest as Meta Launch Drives Accelerating Consumer Demand

Gross Profit Increased 29%; Gross Margin Expanded to 30% from 17%

Defense Expansion Accelerates with Counter-UAS Trainer and Infantry Fireteam Trainer for U.S. Marine Corps, SBIR Phase I Award from U.S. Air Force, and First Deployment to Air National Guard

Omni One Enterprise Expands to Tesla for Humanoid Robot Teleoperation, NASA for Moon and Mars Exploration Analog Mission, and Sirica Therapeutics for AI-Driven Healthcare

Management to Host Conference Call Tomorrow at 8:30 a.m. Eastern Time

AUSTIN, TEXAS – August 19, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX) (the “Company”), a leading developer of AI-driven, full-body simulation systems, today reported financial and operational results for the first quarter of fiscal year 2027 ended June 30, 2026.

Key First Quarter Fiscal 2027 Results and Subsequent Highlights

●	New orders for Omni One systems in the quarter increased 72% year-over-year and approximately 150% since the launch of Omni One for Quest compared to the same period last year, with similar momentum continuing into the current quarter.

●	Net sales were $0.8 million compared to $1.0 million in the prior-year period, which benefited from fulfilment of the final batch of legacy backlog accumulated since 2023. Current-quarter revenue was generated from newly acquired customers.

●	Gross profit increased 29% and gross margin expanded to 30% from 17% in the prior-year period, reflecting higher Omni One system pricing.

●	Net loss per share narrowed from ($0.28) to ($0.22) per share.

●	Advanced its U.S. Marine Corps Infantry Fireteam Trainer as lead systems integrator with the selection of AVRT to provide weapons tracking and immersive training content. Delivery of the pilot system to the U.S. Marine Corps in Quantico, VA, is expected in the fourth calendar quarter of 2026.

●	Entered the counter-drone training market through integration with LeadTech’s Counter-UAS Personnel Trainer for evaluation by the U.S. Marine Corps.

●	Awarded U.S. Air Force funding under Phase I of the AFWERX SBIR program to advance development of its Virtual Terrain Walk (“VTW”) platform for military mission planning and leader rehearsals.

●	Delivered an Omni One system to the Pennsylvania Air National Guard for use of AI-driven virtual reality military training, marking the Company’s first deployment with the Air National Guard.

●	Sold its first Omni One Enterprise system to Tesla, Inc. for the company’s Optimus humanoid robot division, where the system is being used for teleoperation, enabling an operator to remotely control a humanoid robot in real time.

●	Won the Company’s second consecutive 2026 Auggie Award for Best Interaction Product at Augmented World Expo, recognizing Omni One as part of a humanoid robot teleoperation system developed with the University of Central Florida’s Institute for Simulation & Training.

●	Selected for NASA’s Moon and Mars Exploration Analog (MMEA) mission, with Omni One supporting simulated extravehicular activities during a year-long study beginning in 2027.

●	Partnered with Sirica Therapeutics to advance AI-driven autism therapy, delivering two Omni One systems to its treatment center. Sirica plans to establish approximately 100 treatment centers nationwide.

Management Commentary

“The first quarter of fiscal 2027 was one of the strongest commercial quarters in our Company’s recent history,” said Jan Goetgeluk, CEO of Virtuix. “New orders for Omni One systems increased 72% year-over-year, and have increased approximately 150% since the launch of Omni One for Quest in collaboration with Meta, a trend we have seen continue into the current quarter.

“While reported revenue was lower year-over-year, that comparison reflects the completion of our legacy preorder backlog: revenue in the prior-year period was driven largely by the fulfillment of the final batch of the large backlog of Omni One orders accumulated since the start of our preorder period in August 2023, whereas revenues this quarter resulted from sales to newly acquired customers. We believe new orders are the better forward indicator of the accelerating demand we are currently seeing.

“Our unit economics also continued to improve. Gross profit increased 29% year-over-year and gross margin expanded to 30% from 17%, primarily reflecting the higher selling price of the complete Omni One system in the first quarter of fiscal 2027 compared to the price of units delivered in the prior-year period. We ended the quarter with $7.4 million of cash.

“The launch of the Made for Meta certified Omni One for Quest has expanded our addressable market to millions of active Quest users and is already reshaping our order profile. We believe it represents an important step toward our goal of driving continued consumer sales growth and bringing our immersive, physically engaging entertainment experience to millions of households nationwide. We believe we are only scratching the surface of the potential of our Meta partnership, as we are exploring joint marketing opportunities and the bundling of Virtuix and Meta products.

“Our defense business continues to gain momentum. As lead systems integrator, we’re advancing the development of the U.S. Marine Corps Infantry Fireteam Trainer, while also expanding into the counter-drone training market through LeadTech’s C-UAS Personnel Trainer, and we completed our first deployment with the Air National Guard.

“We are also pursuing inorganic growth in the defense sector. Our special committee is actively reviewing acquisition opportunities in the defense training and simulation industry, with a focus on companies with annual revenues in the $10 million to $50 million range that would provide immediate access to government contract vehicles and recurring defense revenues.

“Beyond defense, we expanded into enterprise robotics through our first sale to Tesla’s Optimus program, were selected for NASA’s moon and mars mission, and earned our second consecutive Auggie Award, demonstrating the expanding commercial potential of Omni One.”

“In healthcare, we signed a strategic partnership with Sirica Therapeutics and shipped two Omni One systems to Sirica’s San Francisco Bay Area treatment center to advance AI-driven autism therapy. Sirica announced plans to establish approximately 100 treatment centers nationwide, and we believe full-body movement within AI-enabled environments may play an increasingly important role across next-generation healthcare and therapeutic applications.

“Looking ahead, we are focused on converting the order momentum we are seeing in our consumer business into accelerating revenue growth, advancing our defense programs toward larger awards, completing one or more acquisitions in the defense space, and expanding into enterprise robotics and healthcare applications. Through our multi-use platform strategy, we intend to complement high-volume consumer sales with high-value defense and enterprise contracts, including recurring revenues from software licensing and customized simulation development. We look forward to additional updates in the coming months as we seek to bring long-term value to our stockholders,” concluded Goetgeluk.

First Quarter Financial Results

Net sales for the three months ended June 30, 2026 were $0.8 million, a 26% decrease compared to $1.0 million for the prior year period. The overall higher revenue in the three months ended June 30, 2025 was primarily attributable to the fulfillment of the final batch of the large backlog of Omni One orders accumulated since the start of the preorder period in August 2023, whereas revenues in the first quarter of fiscal 2027 resulted from sales to newly acquired customers. New orders for Omni One systems increased 72% in the three months ended June 30, 2026 compared to the same period last year.

Gross profit in the three months ended June 30, 2026 increased 29% to $227,158, compared to $176,077 in the prior year period. Gross margin as a percentage of revenues expanded to 30% in the three months ended June 30, 2026, from 17% in the prior year period. The improvement was primarily the result of the higher selling price of the complete Omni One system in the first quarter of fiscal 2027 compared to the price of units delivered in the prior-year period.

Total operating expenses increased by $1.9 million, or 86%, to $4.1 million in the three months ended June 30, 2026, compared to $2.2 million in the prior year period. The increase was primarily due to a non-cash $0.7 million increase in stock compensation expense and a $1.2 million increase in professional services fees related to operating as a publicly traded company, including legal, accounting, investor relations, and other professional services.

Total other expense was $3.2 million in the three months ended June 30, 2026, compared to $0.2 million in the prior year period. The increase was primarily attributable to non-cash expenses, including $2.5 million of interest expense and non-cash amortization of debt discount related to the Company’s convertible notes.

Net loss for the three months ended June 30, 2026 was ($7.2) million compared to ($2.3) million for the three months ended June 30, 2025. The increase in net loss primarily reflects $4.0 million of non-cash charges and higher operating expenses, partially offset by the improvement in gross profit.

Adjusted EBITDA loss for the three months ended June 30, 2026 was ($3.1) million, compared to a loss of ($1.9) million for the three months ended June 30, 2025.

Net loss per basic and diluted share for the three months ended June 30, 2026 was ($0.22), compared to ($0.28) for the prior year period.

Cash and cash equivalents totaled $7.4 million as of June 30, 2026, compared to $9.5 million as of March 31, 2026.

First Quarter Fiscal Year 2027 Financial Results Conference Call

Virtuix Founder, Chief Executive Officer, and Chairman Jan Goetgeluk and Chief Financial Officer Thomas McGinnis will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed following the call via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date: Thursday, August 20, 2026

Time: 8:30 a.m. Eastern time

U.S. dial-in: 1-877-425-9470

International dial-in: 1-201-389-0878

Conference ID: 13761831

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1770243&tp_key=19ebd0fc8f

A telephone replay will be available approximately three hours after the call and will run through Thursday, September 3. To listen, please dial 1-844-512-2921 (U.S.) or 1-412-317-6671 (international) and use replay PIN 13761831. A webcast replay will also be available on the Company’s investor relations website.

Note About Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net loss adjusted to exclude: (i) provision for (benefit from) income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) financing expense, (vi) loss on extinguishment of debt, and (vii) gains or losses from changes in the fair value of financial instruments. Adjusted EBITDA is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net loss or any other measure of performance calculated in accordance with GAAP. The Company believes Adjusted EBITDA provides useful supplemental information to investors regarding the performance of its ongoing operations, and management uses it to evaluate operating performance and allocate resources. Because Adjusted EBITDA is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to similarly titled measures presented by other companies. A reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA is presented below.

	For the Three Months Ended
	June 30,
	2026	2025
	(Unaudited)
Reconciliation of GAAP net loss to Adjusted EBITDA
NET LOSS	$(7,170,566)	$(2,307,155)
Plus:
Taxes	49,391	23,418
Interest expense, net(1)	2,539,429	119,114
Depreciation and amortization	142,953	158,776
EBITDA	$(4,438,793)	$(2,005,847)
Plus:
Stock-based compensation(2)	722,937	10,897
Financing expense(3)	584,150	0
Loss on extinguishment of debt	431,224	122,864
Less:
Change in fair value of financial instruments	(372,350)	0
ADJUSTED EBITDA	$(3,072,832)	$(1,872,086)

(1)	Interest expense for the three months ended June 30, 2026 includes $2,052,255 of non-cash amortization of debt discount related to the Company’s financing arrangements. The debt discount results from the issuance of warrants, original issue discounts, related closing costs, and embedded derivative bifurcation, which are being amortized to interest expense over the term of the notes.

(2)	Stock-based compensation expense for the three months ended June 30, 2026 consisted of non-cash expenses of $103,080 related to equity awards granted to vendors and service providers and $619,857 related to equity awards granted to employees, officers, and directors. Stock-based compensation expense for the three months ended June 30, 2025 consisted entirely of employee, officer, and director awards.

(3)	Financing expense represents a non-cash charge recognized in connection with amendments to certain outstanding warrants during the three months ended June 30, 2026.

About Virtuix

Virtuix Holdings Inc. (NASDAQ: VTIX) is a leading manufacturer of AI-driven, full-body simulation systems for consumer, enterprise, healthcare, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run in 360 degrees without boundaries inside AI-generated worlds. With a focus on immersive entertainment, defense training, and enterprise applications, Virtuix continues to push the boundaries of full-body XR and AI-driven immersive experiences for users worldwide. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “would,” “potential,” “continue,” “focused,” “looking ahead,” “plans to,” “seek to,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s expectation that recent new order growth will continue and will convert into future revenue growth, including statements about accelerating consumer demand and similar momentum continuing into the current quarter; the Company’s plans to pursue strategic acquisitions in the defense training and simulation industry, including its focus on companies with annual revenues in the $10 million to $50 million range and the potential benefits, synergies, and impact on revenues or shareholder value of any such acquisition; the Company’s position in the defense training market and plans to advance its defense programs toward larger awards; the anticipated timing and scope of the U.S. Marine Corps Infantry Fireteam Trainer program, including expected delivery of the pilot system to Quantico, VA in the fourth calendar quarter of 2026; the outcome of counter-drone and other military evaluations, including the LeadTech Counter-UAS Personnel Trainer for evaluation by the U.S. Marine Corps; expectations regarding government contract opportunities, including AFWERX SBIR Phase I funding and potential Phase II and Phase III funding; expectations regarding the Meta collaboration and the Omni One for Quest launch, including potential joint marketing opportunities and bundling of Virtuix and Meta products, and the Company’s goal of driving continued consumer sales growth and bringing its experience to millions of households nationwide; expectations regarding enterprise and robotics applications, including the Company’s relationship with Tesla’s Optimus humanoid robot program; expectations regarding the NASA Moon and Mars Exploration Analog mission, including simulated extravehicular activities during a year-long study beginning in 2027; expectations regarding therapeutic and healthcare applications, including the Sirica Therapeutics partnership and Sirica’s plans to establish approximately 100 treatment centers nationwide; statements regarding future gross margin improvement and unit economics; statements regarding the Company’s multi-use platform strategy, including complementing high-volume consumer sales with high-value defense and enterprise contracts and recurring revenues from software licensing and customized simulation development; and statements regarding future market growth, demand, and bringing long-term value to stockholders. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to: the Company’s ability to convert new orders into revenue; the Company’s need for additional capital and its ability to obtain financing on acceptable terms or at all; the Company’s limited cash runway and the substantial doubt regarding the Company’s ability to continue as a going concern, as disclosed in the Company’s latest Quarterly Report on Form 10-Q; the Company’s ability to meet its convertible note and other debt obligations when due; risks related to the Company’s outstanding indebtedness; the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; the ability to achieve anticipated synergies, revenues, or shareholder value from any acquisition; risks related to government contracting, including contract cancellations, modifications, or funding changes; uncertainties regarding the timing and success of defense program milestones, evaluations, and deployments; the uncertainties related to market conditions, including consumer demand for virtual reality products; the Company’s ability to maintain its collaboration with Meta and achieve anticipated benefits therefrom; risks related to partnerships and collaborations with third parties, including Tesla, NASA, Sirica Therapeutics, and other enterprise customers; risks related to international expansion; competition in the virtual reality, defense training, and simulation markets; and other factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by law.

Visit Us on Social Media:

LinkedIn

Instagram

Facebook

YouTube

TikTok

X

Company Contact

Lauren Premo

Virtuix Holdings Inc.

press@virtuix.com

Investor Relations Contact

Chris Tyson

MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2026 (UNAUDITED) AND MARCH 31, 2026

ASSETS

	June 30, 2026	March 31, 2026 (As Revised)
CURRENT ASSETS
Cash and cash equivalents	$7,443,869	$9,471,288
Receivables, net of allowance for credit losses	465,403	379,289
Inventory	1,373,385	1,188,623
Prepaids and other current assets	764,516	897,109
TOTAL CURRENT ASSETS	10,047,173	11,936,309

NONCURRENT ASSETS
Property and equipment	1,414,460	1,413,294
Less: accumulated depreciation	(1,066,258)	(1,034,984)
Net property and equipment	348,202	378,310

Intangibles	2,802,690	2,797,741
Less: accumulated amortization	(1,370,066)	(1,258,387)
Net intangibles	1,432,624	1,539,354

Investment in joint venture	-	40,619

Other assets	50,975	87,264

Right-of-use asset - operating	701,512	779,514
TOTAL NONCURRENT ASSETS	2,533,313	2,825,061

TOTAL ASSETS	$12,580,486	$14,761,370

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

	June 30, 2026	March 31, 2026 (As Revised)
CURRENT LIABILITIES
Accounts payable	$662,290	$721,792
Accrued expenses	588,772	559,517
Deferred revenue	639,551	666,327
Gift card liability	445,744	446,252
Current portion of notes payable, net of discount and unamortized deferred loan costs	9,658,998	5,328,477
Derivative liabilities at fair value	1,900,649	2,709,817
Current portion of EIDL loan	576	570
Lease liability - operating	256,966	286,702
TOTAL CURRENT LIABILITIES	14,153,546	10,719,454

LONG-TERM LIABILITIES
Notes payable, net of discount and unamortized deferred loan costs	1,039,518	2,428,835
EIDL loan	23,371	23,517
Lease liability, net of current portion - operating	444,546	492,812
TOTAL LONG-TERM LIABILITIES	1,507,435	2,945,164

TOTAL LIABILITIES	15,660,981	13,664,618

STOCKHOLDERS’ (DEFICIT) EQUITY

Class A common stock, $.001 par value, 300,000,000 shares authorized at June 30, 2026 and March 31, 2026 and 28,898,026 and 28,562,693 shares issued and outstanding at June 30, 2026 and March 31, 2026, respectively	28,897	28,562
Class B common stock, $.001 par value, 50,000,000 shares authorized at June 30, 2026 and March 31, 2026 and 4,000,000 shares issued and outstanding at June 30, 2026 and March 31, 2026	4,000	4,000
Additional paid-in capital	83,403,609	80,410,625
Accumulated deficit	(86,517,001)	(79,346,435)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(3,080,495)	1,096,752

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$12,580,486	$14,761,370

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025 (UNAUDITED)

	Three Months Ended June 30,
	2026	2025
SALES	$767,300	1,032,136

COST OF GOODS SOLD	540,142	856,059

GROSS PROFIT	227,158	176,077

OPERATING EXPENSES
Selling expenses	738,978	1,049,658
General and administrative expenses	3,080,778	959,392
Research and development expenses	309,375	208,716

TOTAL OPERATING EXPENSES	4,129,131	2,217,766

LOSS FROM OPERATIONS	(3,901,973)	(2,041,689)

OTHER INCOME (EXPENSE)
Loss on disposal of assets	(5,132)	-
Interest income	163	185
Other income	9,002	-
Loss on extinguishment of debt	(431,224)	(122,864)
Loss on derecognition of equity method investment	(40,619)	-
Change in fair value of derivative liabilities	349,128	-
Change in fair value of debt	23,222	-
Interest expense	(2,539,592)	(119,299)
Financing expense	(584,150)	-

TOTAL OTHER EXPENSE, NET	(3,219,202)	(241,978)

PROVISION FOR INCOME TAX	49,391	23,418

SHARE OF LOSS IN JOINT VENTURE	-	(70)

NET LOSS	$(7,170,566)	$(2,307,155)

Weighted average common shares outstanding:
Basic and Diluted	32,787,960	8,259,732
Net loss per share:
Basic and Diluted	$(0.22)	$(0.28)

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025 (UNAUDITED)

	Three Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,170,566)	$(2,307,155)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	142,953	158,776
Amortization of discount on notes payable	2,052,255	973
Amortization of loan costs	270,970	1,125
Credit loss expense	6,094	36,918
Lease expense - right of use operating	78,002	68,170
Stock-based compensation	619,857	10,897
Change in fair value of derivative liabilities	(349,128)	-
Change in fair value of debt	(23,222)	-
Loss on disposal of assets	5,132	-
Loss on derecognition of the equity method investment	40,619	-
Share of loss in joint venture	-	70
Warrant modification expense	584,150	-
Loss on extinguishment of debt	431,224	122,864
Stock issuance in exchange for services	103,080	-
Payments on operating leases	(91,244)	(82,591)
Due from related parties	-	21,345
(Increase) decrease in assets:
Prepaid expenses and other current assets	132,593	17,993
Accounts receivable	(92,208)	(53,222)
Other assets	36,289	810
Inventory	(184,762)	292,557
Increase (decrease) in liabilities:
Accounts payable	(59,502)	351,188
Accrued expenses	186,627	193,645
Gift card liability	(508)	-
Operating lease liabilities	13,242	14,421
Deferred revenue	(26,776)	(339,906)
CASH USED IN OPERATING ACTIVITIES	(3,294,829)	(1,491,122)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchases of property and equipment	(6,298)	(1,304)
Cash paid for purchases of intangibles	(4,949)	(2,192)
CASH USED IN INVESTING ACTIVITIES	(11,247)	(3,496)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of preferred stock	-	1,493,873
Payments on short-term notes payable	(4,603)	(110,992)
Payments on long-term notes payable	(140)	(134)
Proceeds from short-term notes payable	-	217,678
Warrants exercised	1,380,000	79
Equity issuance costs	(96,600)	-
CASH PROVIDED BY FINANCING ACTIVITIES	1,278,657	1,600,504

NET (DECREASE) INCREASE IN CASH	(2,027,419)	105,886

CASH AT BEGINNING OF PERIOD	9,471,288	477,908

CASH AT END OF PERIOD	$7,443,869	$583,794